Exhibit 99.1

HERTZ REPORTS THIRD QUARTER 2024 RESULTS
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“In the third quarter, we continued executing on our efforts to implement our transformation, focusing on our back-to-basics strategy to deliver sustainable, long-term returns for shareholders," said Gil West, Hertz CEO. "Our team’s commitment to both our customers and our strategic objectives were evident throughout the summer. This dedication is reflective of our ongoing endeavors to improve operational performance and reposition the Company to achieve against its value proposition. There is still work to be done, but I am confident that the enhancements achieved over the course of this quarter demonstrate that we are on the right track.”

ESTERO, Fla, November 12, 2024 - Hertz Global Holdings, Inc. (NASDAQ: HTZ) ("Hertz", "Hertz Global" or the "Company") today reported results for its third quarter 2024.

OVERVIEW

•Revenue of $2.6 billion
•GAAP net loss of $1.3 billion, a negative 52% margin, or $4.34 loss per diluted share. Results include a non-cash asset impairment charge of $1.0 billion
•Adjusted net loss of $208 million, or $0.68 loss per diluted share
•Adjusted Corporate EBITDA of negative $157 million, a negative 6% margin, due mainly to an increase in vehicle depreciation of $436 million
•GAAP operating cash flow of $894 million; Adjusted operating cash outflow of $132 million and adjusted free cash outflow of $154 million
•Corporate liquidity of $1.6 billion at September 30, 2024

THIRD QUARTER RESULTS

The Company recorded a $1.0 billion non-cash asset impairment charge during the third quarter of 2024. The size of the impairment charge was largely due to the decline in fleet residual values over the last year or so. The timing of the impairment was driven by the cash flow generation of the business over the remaining hold period, which was primarily impacted by our recent accelerated fleet rotation initiative.

Third quarter revenue was $2.6 billion in 2024. Revenue per day was relatively flat year over year supported by execution of the Company's commercial strategy aimed at maximizing RPU. This strategy resulted in volume declines in lower yielding channels as the Company remained disciplined on capacity and favored premium RPD business.

Vehicle depreciation of $937 million increased significantly compared to the prior year period. DPU for the third quarter of 2024 was $537. The Company expects to substantially complete the fleet rotation by the end of 2025, at which time it expects that DPU could normalize to under $300.

Direct vehicle and operating expense decreased primarily due to lower volume, partially offset by insurance and vehicle licensing and tax headwinds. DOE on a per transaction day basis in the third quarter of 2024 increased by 2% year over year and decreased 2% quarter over quarter. Structural operational efficiencies that the Company is executing on are expected to continue to drive ongoing improvements in per day unit costs.

Adjusted Corporate EBITDA was negative $157 million in the quarter compared with positive Adjusted Corporate EBITDA in the prior year quarter. The decrease was due mainly to increased vehicle depreciation.

The Company's operational transformation is ongoing and is expected to be substantially completed by the end of 2025.

SUMMARY RESULTS
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	Three Months Ended September 30,		Percent Inc/(Dec) 2024 vs 2023
($ in millions, except earnings per share or where noted)	2024	2023
Hertz Global - Consolidated
Total revenues	$2,576	$2,703	(5)%
Net income (loss)	$(1,332)	$629	NM
Net income (loss) margin	(52)%	23%
Adjusted net income (loss)(a)	$(208)	$230	NM
Adjusted diluted earnings (loss) per share(a)	$(0.68)	$0.70	NM
Adjusted Corporate EBITDA(a)	$(157)	$359	NM
Adjusted Corporate EBITDA Margin(a)	(6)%	13%

Average Vehicles (in whole units)	583,516	590,489	(1)%
Average Rentable Vehicles (in whole units)	550,074	562,267	(2)%
Vehicle Utilization	82%	83%
Transaction Days (in thousands)	41,298	43,095	(4)%
Total RPD (in dollars)(b)	$62.63	$63.04	(1)%
Total RPU Per Month (in whole dollars)(b)	$1,567	$1,610	(3)%
Depreciation Per Unit Per Month (in whole dollars)(b)	$537	$284	89%

Americas RAC Segment
Total revenues	$2,062	$2,172	(5)%
Adjusted EBITDA	$(169)	$302	NM
Adjusted EBITDA Margin	(8)%	14%

Average Vehicles (in whole units)	463,467	467,916	(1)%
Average Rentable Vehicles (in whole units)	432,608	442,353	(2)%
Vehicle Utilization	82%	84%
Transaction Days (in thousands)	32,693	34,278	(5)%
Total RPD (in dollars)(b)	$63.20	$63.45	—%
Total RPU Per Month (in whole dollars)(b)	$1,592	$1,638	(3)%
Depreciation Per Unit Per Month (in whole dollars)(b)	$592	$295	100%

International RAC Segment
Total revenues	$514	$531	(3)%
Adjusted EBITDA	$63	$109	(42)%
Adjusted EBITDA Margin	12%	21%

Average Vehicles (in whole units)	120,049	122,572	(2)%
Average Rentable Vehicles (in whole units)	117,466	119,914	(2)%
Vehicle Utilization	80%	80%
Transaction Days (in thousands)	8,605	8,817	(2)%
Total RPD (in dollars)(b)	$60.45	$61.47	(2)%
Total RPU Per Month (in whole dollars)(b)	$1,476	$1,507	(2)%
Depreciation Per Unit Per Month (in whole dollars)(b)	$324	$240	35%
NM - Not meaningful
(a)    Represents a non-GAAP measure. See the accompanying reconciliations included in Supplemental Schedule II for 2024 and 2023.
(b)    Based on December 31, 2023 foreign exchange rates.

EARNINGS WEBCAST INFORMATION
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Hertz Global's live webcast and conference call to discuss its third quarter 2024 results will be held on November 12, 2024, at 9:00 a.m. Eastern Time. The conference call will be broadcast live in listen-only mode on the Company’s investor relations website at IR.Hertz.com. If you would like to access the call by phone and ask a question, please go to Hertz Q3 2024 earnings participant call link, and you will be provided with dial in details. Investors are encouraged to dial-in approximately 15 minutes prior to the call. A web replay will remain available on the website for approximately one year. The earnings release and related supplemental schedules containing the reconciliations of non-GAAP measures will be available on the Hertz website, IR.Hertz.com.

UNAUDITED FINANCIAL DATA, SUPPLEMENTAL SCHEDULES, NON-GAAP MEASURES AND DEFINITIONS
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In this earnings release, we include select unaudited financial data of Hertz Global, Supplemental Schedules, which are provided to present segment results, and reconciliations of non-GAAP measures to their most comparable GAAP measures. Following the Supplemental Schedules, the Company provides definitions for terminology used throughout the earnings release and its rationale on the importance and usefulness of non-GAAP measures for investors and management.

ABOUT HERTZ
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The Hertz Corporation, a subsidiary of Hertz Global Holdings, Inc., operates the Hertz, Dollar and Thrifty vehicle rental brands throughout North America, Europe, the Caribbean, Latin America, Africa, the Middle East, Asia, Australia and New Zealand. The Hertz Corporation is one of the largest worldwide vehicle rental companies, and the Hertz brand is one of the most recognized globally. Additionally, The Hertz Corporation owns and operates the Firefly vehicle rental brand and Hertz 24/7 car sharing business in international markets and sells vehicles through Hertz Car Sales. For more information about The Hertz Corporation, visit www.hertz.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
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Certain statements contained or incorporated by reference in this release, and in related comments by the Company’s management, include “forward-looking statements.” Forward-looking statements are identified by words such as "believe," "expect," "project," "potential," "anticipate," "intend," "plan," "estimate," "seek," "will," "may," "would," "should," "could," "forecasts," "guidance" or similar expressions, and include information concerning our liquidity, our results of operations, our business strategies, the business environment and other information. These forward-looking statements are based on certain assumptions that the Company has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors. The Company believes these judgments are reasonable, but you should understand that these forward-looking statements are not guarantees of future performance or results, and that the Company’s actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed or furnished to the SEC.

Important factors that could affect the Company's actual results and cause them to differ materially from those expressed in forward-looking statements include, among other things:
•mix of program and non-program vehicles in the Company's fleet, which can lead to increased exposure to residual value risk upon disposition;
•the potential for residual values associated with non-program vehicles in the Company's fleet to decline, including suddenly or unexpectedly, or fail to follow historical seasonal patterns;
•the Company's ability to purchase adequate supplies of competitively priced vehicles at a reasonable cost in order to efficiently service rental demand, including upon any disruptions in the global supply chain;

•the Company's ability to effectively dispose of vehicles, at the times and through the channels, that maximize the Company's returns;
•the timing of the Company's fleet rotation, the performance of its long-lived assets and changes in market conditions, which could result in future impairments of its long-lived assets;
•the age of the Company's fleet, and its impact on vehicle carrying costs, customer service scores, as well as on the Company's ability to sell vehicles at acceptable prices and times;
•whether a manufacturer of the Company's program vehicle fulfills its repurchase obligations;
•the frequency or extent of manufacturer safety recalls;
•levels of travel demand, particularly business and leisure travel in the U.S. and in global markets;
•seasonality and other occurrences that disrupt rental activity during the Company's peak periods, including in critical geographies;
•the Company's ability to accurately estimate future levels of rental activity and adjust the number, location and mix of vehicles used in the Company's rental operations accordingly;
•the Company's ability to implement its business strategy or strategic transactions, including the Company's ability to implement plans to support an electric vehicle fleet and to play a central role in the modern mobility ecosystem;
•the Company's ability to achieve cost savings and normalized depreciation levels, as well as revenue enhancements from its profitability initiatives and other operational programs;
•the Company's ability to adequately respond to changes in technology impacting the mobility industry;
•significant changes in the competitive environment and the effect of competition in the Company's markets on rental volume and pricing;
•the Company's reliance on third-party distribution channels and related prices, commission structures and transaction volumes;
•the Company's ability to offer services for a favorable customer experience, and to retain and develop customer loyalty and market share;
•the Company's ability to maintain its network of leases and vehicle rental concessions at airports and other key locations in the U.S. and internationally;
•the Company's ability to maintain favorable brand recognition and a coordinated branding and portfolio strategy;
•the Company's ability to attract and retain effective frontline employees, senior management and other key employees;
•the Company's ability to effectively manage its union relations and labor agreement negotiations;
•the Company's ability to manage and respond to cybersecurity threats and cyber attacks on the Company's information technology systems, or those of the Company's third-party providers;
•the Company's ability, and that of the Company's key third-party partners, to prevent the misuse or theft of information the Company possesses, including as a result of cyber attacks and other security threats;
•the Company's ability to maintain, upgrade and consolidate its information technology systems;
•the Company's ability to comply with current and future laws and regulations in the U.S. and internationally regarding data protection, data security and privacy risks;
•risks associated with operating in many different countries, including the risk of a violation or alleged violation of applicable anti-corruption or anti-bribery laws and the Company's ability to repatriate cash from non-U.S. affiliates without adverse tax consequences;
•risks relating to tax laws, including those that affect the Company's ability to recapture accelerated tax depreciation and expensing, as well as any adverse determinations or rulings by tax authorities;
•the Company's ability to utilize its net operating loss carryforwards;

•the Company's exposure to uninsured liabilities relating to personal injury, death and property damage, or otherwise, including material litigation;
•the potential for adverse changes in laws, regulations, policies or other activities of governments, agencies and similar organizations, including those related to environmental matters, optional insurance products or policies, franchising and licensing matters, the ability to pass-through rental car related expenses, or taxes, among others, that affect the Company's operations, the Company's costs or applicable tax rates;
•the Company's ability to recover its goodwill and indefinite-lived intangible assets when performing impairment analysis;
•the potential for changes in management's best estimates and assessments;
•the Company's ability to maintain an effective compliance program;
•the availability of earnings and funds from the Company's subsidiaries;
•the Company's ability to comply, and the cost and burden of complying, with environmental, social and governance, or ESG, regulations or expectations of stakeholders, and otherwise achieve the Company's corporate responsibility goals;
•the availability of additional or continued sources of financing at acceptable rates for the Company's revenue earning vehicles and to refinance the Company's existing indebtedness, and the Company's ability to comply with the covenants in the agreements governing its indebtedness;
•the extent to which the Company's consolidated assets secure its outstanding indebtedness;
•volatility in the Company's share price, the Company's ownership structure and certain provisions of the Company's charter documents, which could negatively affect the market price of the Company's common stock;
•the Company's ability to implement an effective business continuity plan to protect the business in exigent circumstances;
•the Company's ability to effectively maintain effective internal control over financial reporting; and
•the Company's ability to execute strategic transactions.

Additional information concerning these and other factors can be found in the Company's filings with the SEC, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date of this release, and, except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
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CONTACTS:

Hertz Investor Relations:	Hertz Media Relations:
investorrelations@hertz.com	mediarelations@hertz.com

UNAUDITED FINANCIAL INFORMATION
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UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except per share data)	2024	2023	2024	2023
Revenues	$2,576	$2,703	$7,009	$7,187
Expenses:
Direct vehicle and operating	1,470	1,499	4,276	4,067
Depreciation of revenue earning vehicles and lease charges, net	937	501	2,941	1,211
Depreciation and amortization of non-vehicle assets	34	33	107	100
Selling, general and administrative	189	209	594	715
Interest expense, net:
Vehicle	157	162	447	405
Non-vehicle	89	63	252	170
Total interest expense, net	246	225	699	575
Other (income) expense, net	5	5	2	12
(Gain) on sale of non-vehicle capital assets	—	—	—	(162)
Bankruptcy-related litigation reserve	288	—	288	—
Long-Lived Assets impairment	1,048	—	1,048	—
Change in fair value of Public Warrants	(21)	(328)	(272)	(110)
Total expenses	4,196	2,144	9,683	6,408
Income (loss) before income taxes	(1,620)	559	(2,674)	779
Income tax (provision) benefit	288	70	291	185
Net income (loss)	$(1,332)	$629	$(2,383)	$964

Weighted average number of shares outstanding:
Basic	307	311	306	315
Diluted	307	327	306	332
Earnings (loss) per share:
Basic	$(4.34)	$2.02	$(7.79)	$3.06
Diluted	$(4.34)	$0.92	$(7.79)	$2.57

UNAUDITED CONSOLIDATED BALANCE SHEETS

(In millions, except par value and share data)	September 30, 2024	December 31, 2023
ASSETS
Cash and cash equivalents	$501	$764
Restricted cash and cash equivalents:
Vehicle	116	152
Non-vehicle	288	290
Total restricted cash and cash equivalents	404	442
Total cash and cash equivalents and restricted cash and cash equivalents	905	1,206
Receivables:
Vehicle	406	211
Non-vehicle, net of allowance of $54 and $47, respectively	934	980
Total receivables, net	1,340	1,191
Prepaid expenses and other assets	927	726
Revenue earning vehicles:
Vehicles	13,543	16,806
Less: accumulated depreciation	(308)	(2,155)
Total revenue earning vehicles, net	13,235	14,651
Property and equipment, net	639	671
Operating lease right-of-use assets	2,033	2,253
Intangible assets, net	2,856	2,863
Goodwill	1,044	1,044
Total assets	$22,979	$24,605
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable:
Vehicle	$131	$191
Non-vehicle	493	510
Total accounts payable	624	701
Accrued liabilities	1,176	860
Accrued taxes, net	222	157
Debt:
Vehicle	12,303	12,242
Non-vehicle	4,653	3,449
Total debt	16,956	15,691
Public Warrants	181	453
Operating lease liabilities	2,021	2,142
Self-insured liabilities	559	471
Deferred income taxes, net	559	1,038
Total liabilities	22,298	21,513
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 481,324,312 and 479,990,286 shares issued, respectively, and 306,512,268 and 305,178,242 shares outstanding, respectively	5	5
Treasury stock, at cost, 174,812,044 and 174,812,044 common shares, respectively	(3,430)	(3,430)
Additional paid-in capital	6,380	6,405
Retained earnings (Accumulated deficit)	(2,023)	360
Accumulated other comprehensive income (loss)	(251)	(248)
Total stockholders' equity	681	3,092
Total liabilities and stockholders' equity	$22,979	$24,605

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2024	2023	2024	2023
Cash flows from operating activities:
Net income (loss)	$(1,332)	$629	$(2,383)	$964
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and reserves for revenue earning vehicles, net	1,025	606	3,219	1,490
Depreciation and amortization, non-vehicle	34	33	107	100
Amortization of deferred financing costs and debt discount (premium)	21	15	54	44
Stock-based compensation charges	16	22	48	65
Stock-based compensation forfeitures	—	—	(68)	—
Provision for receivables allowance	31	27	94	67
Deferred income taxes, net	(314)	(73)	(379)	(236)
Long-Lived Assets impairment	1,048	—	1,048	—
(Gain) loss on sale of non-vehicle capital assets	1	—	4	(165)
Change in fair value of Public Warrants	(21)	(328)	(272)	(110)
Changes in financial instruments	(16)	1	(8)	107
Other	(1)	4	(5)	9
Changes in assets and liabilities:
Non-vehicle receivables	156	(49)	(45)	(383)
Prepaid expenses and other assets	39	3	(20)	(95)
Operating lease right-of-use assets	91	88	281	253
Non-vehicle accounts payable	(81)	21	(18)	27
Accrued liabilities	239	(65)	310	3
Accrued taxes, net	12	(11)	64	45
Operating lease liabilities	(108)	(97)	(308)	(275)
Self-insured liabilities	54	25	87	—
Net cash provided by (used in) operating activities	894	851	1,810	1,910
Cash flows from investing activities:
Revenue earning vehicles expenditures	(2,231)	(1,769)	(7,858)	(8,312)
Proceeds from disposal of revenue earning vehicles	1,754	1,412	4,656	4,178
Non-vehicle capital asset expenditures	(22)	(28)	(81)	(151)
Proceeds from non-vehicle capital assets disposed of	12	2	19	178
Return of (investment in) equity investments	—	—	(3)	(1)
Net cash provided by (used in) investing activities	(487)	(383)	(3,267)	(4,108)
Cash flows from financing activities:
Proceeds from issuance of vehicle debt	1,576	1,720	3,259	5,741
Repayments of vehicle debt	(2,159)	(1,867)	(3,280)	(3,739)
Proceeds from issuance of non-vehicle debt	585	400	3,470	1,650
Repayments of non-vehicle debt	(499)	(754)	(2,234)	(1,513)
Payment of financing costs	(13)	(14)	(55)	(31)
Share repurchases	—	(50)	—	(272)
Other	(1)	(3)	(4)	(3)
Net cash provided by (used in) financing activities	(511)	(568)	1,156	1,833
Effect of foreign currency exchange rate changes on cash and cash equivalents and restricted cash and cash equivalents	15	(10)	—	3
Net increase (decrease) in cash and cash equivalents and restricted cash and cash equivalents during the period	(89)	(110)	(301)	(362)
Cash and cash equivalents and restricted cash and cash equivalents at beginning of period	994	1,166	1,206	1,418
Cash and cash equivalents and restricted cash and cash equivalents at end of period	$905	$1,056	$905	$1,056

Supplemental Schedule I
HERTZ GLOBAL HOLDINGS, INC.
CONDENSED STATEMENT OF OPERATIONS BY SEGMENT
Unaudited
______________________________________________________________________________________________________________________________________________________________________________________________________________

	Three Months Ended September 30, 2024				Three Months Ended September 30, 2023
(In millions)	Americas RAC	International RAC	Corporate	Hertz Global	Americas RAC	International RAC	Corporate	Hertz Global
Revenues	$2,062	$514	$—	$2,576	$2,172	$531	$—	$2,703
Expenses:
Direct vehicle and operating	1,202	271	(3)	1,470	1,241	258	—	1,499
Depreciation of revenue earning vehicles and lease charges, net	822	115	—	937	414	87	—	501
Depreciation and amortization of non-vehicle assets	28	3	3	34	27	3	3	33
Selling, general and administrative	113	57	19	189	114	40	55	209
Interest expense, net:
Vehicle	124	33	—	157	132	30	—	162
Non-vehicle	(1)	(4)	94	89	(4)	—	67	63
Total interest expense, net	123	29	94	246	128	30	67	225
Other (income) expense, net	2	1	2	5	1	—	4	5
Bankruptcy-related litigation reserve	—	—	288	288	—	—	—	—
Long-Lived Assets impairment	865	183	—	1,048	—	—	—	—
Change in fair value of Public Warrants	—	—	(21)	(21)	—	—	(328)	(328)
Total expenses	3,155	659	382	4,196	1,925	418	(199)	2,144
Income (loss) before income taxes	$(1,093)	$(145)	$(382)	$(1,620)	$247	$113	$199	559
Income tax (provision) benefit				288				70
Net income (loss)				$(1,332)				$629

Supplemental Schedule I (continued)
HERTZ GLOBAL HOLDINGS, INC.
CONDENSED STATEMENT OF OPERATIONS BY SEGMENT
Unaudited
______________________________________________________________________________________________________________________________________________________________________________________________________________

	Nine Months Ended September 30, 2024				Nine Months Ended September 30, 2023
(In millions)	Americas RAC	International RAC	Corporate	Hertz Global	Americas RAC	International RAC	Corporate	Hertz Global
Revenues	$5,729	$1,280	$—	$7,009	$5,917	$1,270	$—	$7,187
Expenses:
Direct vehicle and operating	3,553	731	(8)	4,276	3,419	651	(3)	4,067
Depreciation of revenue earning vehicles and lease charges, net	2,603	338	—	2,941	1,035	176	—	1,211
Depreciation and amortization of non-vehicle assets	81	10	16	107	82	8	10	100
Selling, general and administrative	374	160	60	594	367	122	226	715
Interest expense, net:
Vehicle	363	84	—	447	338	67	—	405
Non-vehicle	(3)	(14)	269	252	(26)	(7)	203	170
Total interest expense, net	360	70	269	699	312	60	203	575
Other (income) expense, net	2	2	(2)	2	—	2	10	12
(Gain) on sale of non-vehicle capital assets	—	—	—	—	(162)	—	—	(162)
Bankruptcy-related litigation reserve	—	—	288	288	—	—	—	—
Long-Lived Assets impairment	865	183	—	1,048	—	—	—	—
Change in fair value of Public Warrants	—	—	(272)	(272)	—	—	(110)	(110)
Total expenses	7,838	1,494	351	9,683	5,053	1,019	336	6,408
Income (loss) before income taxes	$(2,109)	$(214)	$(351)	(2,674)	$864	$251	$(336)	779
Income tax (provision) benefit				291				185
Net income (loss)				$(2,383)				$964

Supplemental Schedule II
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - ADJUSTED NET INCOME (LOSS), ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE AND ADJUSTED CORPORATE EBITDA
Unaudited
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	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except per share data)	2024	2023	2024	2023
Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share:
Net income (loss)(a)	$(1,332)	$629	$(2,383)	$964
Adjustments:
Income tax provision (benefit)	(288)	(70)	(291)	(185)
Vehicle and non-vehicle debt-related charges(b)	26	16	60	45
Restructuring and restructuring related charges(c)	1	2	45	10
Acquisition accounting-related depreciation and amortization(d)	—	—	1	1
Unrealized (gains) losses on financial instruments(e)	(16)	1	(8)	107
(Gain) on sale of non-vehicle capital assets(f)	—	—	—	(162)
Bankruptcy-related litigation reserve(g)	288	—	288	—
Long-Lived Assets impairment(h)	1,048	—	1,048	—
Change in fair value of Public Warrants	(21)	(328)	(272)	(110)
Other items(i)(m)	18	20	46	24
Adjusted pre-tax income (loss)(j)	(276)	270	(1,466)	694
Income tax (provision) benefit on adjusted pre-tax income (loss)(k)	68	(40)	366	(104)
Adjusted Net Income (Loss)	$(208)	$230	$(1,100)	$590
Weighted-average number of diluted shares outstanding	307	327	306	332
Adjusted Diluted Earnings (Loss) Per Share(l)	$(0.68)	$0.70	$(3.59)	$1.78

Supplemental Schedule II (continued)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except per share data)	2024	2023	2024	2023
Adjusted Corporate EBITDA:
Net income (loss)	$(1,332)	$629	$(2,383)	$964
Adjustments:
Income tax provision (benefit)	(288)	(70)	(291)	(185)
Non-vehicle depreciation and amortization	34	33	107	100
Non-vehicle debt interest, net of interest income	103	63	266	170
Vehicle debt-related charges(b)	11	11	33	31
Restructuring and restructuring related charges(c)	1	2	45	10
Unrealized (gains) losses on financial instruments(e)	(16)	1	(8)	107
(Gain) on sale of non-vehicle capital assets(f)	—	—	—	(162)
Non-cash stock-based compensation forfeitures(n)	—	—	(64)	—
Bankruptcy-related litigation reserve(g)	288	—	288	—
Long-Lived Assets impairment(h)	1,048	—	1,048	—
Change in fair value of Public Warrants	(21)	(328)	(272)	(110)
Other items(i)	15	18	47	18
Adjusted Corporate EBITDA(o)	$(157)	$359	$(1,184)	$943
Adjusted Corporate EBITDA margin	(6)%	13%	(17)%	13%
(a)Net income (loss) margin for the three and nine months ended September 30, 2024 was (52)% and (34)%, respectively. Net income (loss) margin for the three and nine months ended September 30, 2023 was 23% and 13%, respectively.
(b)Represents debt-related charges relating to the amortization of deferred financing costs and debt discounts and premiums, including interest associated with the Exchangeable Notes issued in June 2024.
(c)Represents charges incurred under restructuring actions as defined in U.S. GAAP. Also includes restructuring related charges such as incremental costs incurred related to personnel reductions and closure of underperforming locations.
(d)Represents incremental expense associated with the amortization of other intangible assets and depreciation of property and equipment relating to acquisition accounting.
(e)Represents unrealized gains (losses) on derivative financial instruments. In 2023, also includes the realization of $88 million of previously unrealized gains resulting from the unwind of certain interest rate caps in the first quarter of 2023.
(f)Represents gain on the sale of certain non-vehicle capital assets sold in March 2023.
(g)Represents an increase to an existing bankruptcy-related litigation reserve recorded in September 2024.
(h)Represents impairment charges recorded against the Fleet Long-Lived Assets in the third quarter of 2024.
(i)    Represents miscellaneous items. For the three and nine months ended September 30, 2024, primarily includes certain IT-related charges, cloud computing costs and certain storm-related vehicle damages, partially offset by certain litigation settlements and a loss recovery settlement. For the three and nine months ended September 30, 2023, primarily includes certain IT related charges, certain storm-related vehicle damages and certain professional fees and charges related to the settlement of bankruptcy claims, partially offset by a loss recovery settlement.

(j)    The tables below reconcile expenses as reported in the condensed consolidated unaudited statement of operations to adjusted expenses utilized in calculating Adjusted Pretax Income (Loss) and Adjusted Net Income (Loss), all of which are deemed non-GAAP measures.

(in millions)	Three Months Ended September 30, 2024			Three Months Ended September 30, 2023
Expenses:	As Reported	Adjustment	As Adjusted	As Reported	Adjustment	As Adjusted
Direct vehicle and operating	$1,470	$(7)	$1,463	$1,499	$(17)	$1,482
Depreciation of revenue earning vehicles and lease charges, net	937	—	937	501	3	504
Depreciation and amortization of non-vehicle assets	34	—	34	33	—	33
Selling, general and administrative	189	1	190	209	2	211
Interest expense, net:
Vehicle	157	(14)	143	162	(19)	143
Non-vehicle	89	(5)	84	63	(8)	55
Total interest expense, net	246	(19)	227	225	(27)	198
Other income (expense), net	5	(3)	2	5	—	5
Bankruptcy-related litigation reserve	288	(288)	—	—	—	—
Long-Lived Assets impairment	1,048	(1,048)	—	—	—	—
Change in fair value of Public Warrants	(21)	21	—	(328)	328	—
Total	$4,196	$(1,343)	$2,853	$2,144	$289	$2,433

(in millions)	Nine Months Ended September 30, 2024			Nine Months Ended September 30, 2023
Expenses:	As Reported	Adjustment	As Adjusted	As Reported	Adjustment	As Adjusted
Direct vehicle and operating	$4,276	$(23)	$4,253	$4,067	$—	$4,067
Depreciation of revenue earning vehicles and lease charges, net	2,941	5	2,946	1,211	5	1,216
Depreciation and amortization of non-vehicle assets	107	—	107	100	—	100
Selling, general and administrative	594	(54)	540	715	(25)	690
Interest expense, net:
Vehicle	447	(40)	407	405	(141)	264
Non-vehicle	252	(25)	227	170	(25)	145
Total interest expense, net	699	(65)	634	575	(166)	409
Other income (expense), net	2	(6)	(4)	12	(1)	11
Gain on sale non-vehicle capital assets	—	—	—	(162)	162	—
Bankruptcy-related litigation reserve	288	(288)	—	—	—	—
Long-Lived Assets impairment	1,048	(1,048)	—	—	—	—
Change in fair value of Public Warrants	(272)	272	—	(110)	110	—
Total	$9,683	$(1,207)	$8,476	$6,408	$85	$6,493
(k)    Derived utilizing a combined statutory rate of 25% and 15% for the three and nine months ended September 30, 2024 and 2023, respectively, applied to the respective Adjusted Pre-tax Income (Loss). The increase in rate is primarily resulting from reduced EV-related tax credits anticipated to be used to decrease the Company's U.S. federal tax provision throughout 2024 based on the Company's expected purchases of electric vehicles.
(l)    Adjustments used to reconcile diluted earnings (loss) per share on a GAAP basis to Adjusted Diluted Earnings (Loss) Per Share are comprised of the same adjustments, inclusive of the tax impact, used to reconcile net income (loss) to Adjusted Net Income (Loss) divided by the weighted-average diluted shares outstanding during the period.
(m)    Also includes letter of credit fees.
(n)    Represents former CEO awards forfeited in March 2024.

Supplemental Schedule II (continued)
(o)    The tables below reconcile expenses as reported in the condensed consolidated unaudited statement of operations to adjusted expenses utilized in calculating Adjusted Corporate EBITDA, both of which are deemed non-GAAP measures.

(in millions)	Three Months Ended September 30, 2024			Three Months Ended September 30, 2023
Expenses:	As Reported	Adjustment	As Adjusted	As Reported	Adjustment	As Adjusted
Direct vehicle and operating	$1,470	$(7)	$1,463	$1,499	$(17)	$1,482
Depreciation of revenue earning vehicles and lease charges, net	937	—	937	501	3	504
Depreciation and amortization of non-vehicle assets	34	(34)	—	33	(33)	—
Selling, general and administrative	189	1	190	209	2	211
Interest expense, net:
Vehicle	157	(14)	143	162	(19)	143
Non-vehicle	89	(89)	—	63	(63)	—
Total interest expense, net	246	(103)	143	225	(82)	143
Other income (expense), net	5	(5)	—	5	(1)	4
Bankruptcy-related litigation reserve	288	(288)	—	—	—	—
Long-Lived Assets impairment	1,048	(1,048)	—	—	—	—
Change in fair value of Public Warrants	(21)	21	—	(328)	328	—
Total expenses	$4,196	$(1,463)	$2,733	$2,144	$200	$2,344

(in millions)	Nine Months Ended September 30, 2024			Nine Months Ended September 30, 2023
Expenses:	As Reported	Adjustment	As Adjusted	As Reported	Adjustment	As Adjusted
Direct vehicle and operating	$4,276	$(23)	$4,253	$4,067	$—	$4,067
Depreciation of revenue earning vehicles and lease charges, net	2,941	5	2,946	1,211	5	1,216
Depreciation and amortization of non-vehicle assets	107	(107)	—	100	(100)	—
Selling, general and administrative	594	9	603	715	(25)	690
Interest expense, net:
Vehicle	447	(40)	407	405	(141)	264
Non-vehicle	252	(252)	—	170	(170)	—
Total interest expense, net	699	(292)	407	575	(311)	264
Other income (expense), net	2	(18)	(16)	12	(5)	7
Gain on sale non-vehicle capital assets	—	—	—	(162)	162	—
Bankruptcy-related litigation reserve	288	(288)	—	—	—	—
Long-Lived Assets impairment	1,048	(1,048)	—	—	—	—
Change in fair value of Public Warrants	(272)	272	—	(110)	110	—
Total expenses	$9,683	$(1,490)	$8,193	$6,408	$(164)	$6,244

Supplemental Schedule III
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - ADJUSTED OPERATING CASH FLOW
AND ADJUSTED FREE CASH FLOW
Unaudited
________________________________________________________________________________________________________________________________________________________

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2024	2023	2024	2023
ADJUSTED OPERATING CASH FLOW AND ADJUSTED FREE CASH FLOW:
Net cash provided by (used in) operating activities	$894	$851	$1,810	$1,910
Depreciation and reserves for revenue earning vehicles, net	(1,025)	(606)	(3,219)	(1,490)
Bankruptcy related payments (post emergence) and other payments	(1)	(30)	4	(10)
Adjusted operating cash flow	(132)	215	(1,405)	410
Non-vehicle capital asset proceeds (expenditures), net	(10)	(26)	(62)	27
Adjusted operating cash flow before vehicle investment	(142)	189	(1,467)	437
Net fleet growth after financing	(12)	124	31	(630)
Adjusted free cash flow	$(154)	$313	$(1,436)	$(193)

CALCULATION OF NET FLEET GROWTH AFTER FINANCING:
Revenue earning vehicles expenditures	$(2,231)	$(1,769)	$(7,858)	$(8,312)
Proceeds from disposal of revenue earning vehicles	1,754	1,412	4,656	4,178
Revenue earning vehicles capital expenditures, net	(477)	(357)	(3,202)	(4,134)
Depreciation and reserves for revenue earning vehicles, net	1,025	606	3,219	1,490
Financing activity related to vehicles:
Borrowings	1,576	1,720	3,259	5,741
Payments	(2,159)	(1,867)	(3,280)	(3,739)
Restricted cash changes, vehicle	23	22	35	12
Net financing activity related to vehicles	(560)	(125)	14	2,014
Net fleet growth after financing	$(12)	$124	$31	$(630)

Supplemental Schedule IV
HERTZ GLOBAL HOLDINGS, INC.
NET DEBT CALCULATION
Unaudited
________________________________________________________________________________________________________________________________________________________

	As of September 30, 2024			As of December 31, 2023
(In millions)	Vehicle	Non-Vehicle	Total	Vehicle	Non-Vehicle	Total
First Lien RCF	$—	$250	$250	$—	$—	$—
Term loans	—	1,999	1,999	—	2,013	2,013
First lien senior notes	—	750	750	—	—	—
Exchangeable notes	—	250	250	—	—	—
Senior unsecured notes	—	1,500	1,500	—	1,500	1,500
U.S. vehicle financing (HVF III)	9,871	—	9,871	10,203	—	10,203
International vehicle financing (Various)	2,341	—	2,341	2,001	—	2,001
Other debt	149	2	151	110	2	112
Debt issue costs, discounts and premiums	(58)	(98)	(156)	(72)	(66)	(138)
Debt as reported in the balance sheet	12,303	4,653	16,956	12,242	3,449	15,691
Add:
Debt issue costs, discounts and premiums	58	98	156	72	66	138
Less:
Cash and cash equivalents	—	501	501	—	764	764
Restricted cash	116	—	116	152	—	152
Restricted cash and restricted cash equivalents associated with Term C Loan	—	245	245	—	245	245
Net Debt	$12,245	$4,005	$16,250	$12,162	$2,506	$14,668

LTM Adjusted Corporate EBITDA(a)		(1,566)			561

Net Corporate Leverage		-2.6x			4.5x
NM - Not meaningful
(a)    Reconciliation of LTM Adjusted Corporate EBITDA for the nine months ended September 30, 2024 and twelve months ended December 31, 2023 are as follows:

(In millions)	Nine Months Ended September 30, 2024	Twelve Months Ended December 31, 2023
Net income (loss) three months ended:
December 31, 2023	$(348)	n/a
March 31, 2024	(186)	n/a
June 30, 2024	(865)	n/a
September 30, 2024	(1,332)	n/a
LTM net income (loss)	(2,731)	$616
Adjustments:
Income tax provision (benefit)	(436)	(330)
Non-vehicle depreciation and amortization	156	149
Non-vehicle debt interest, net of interest income	334	238
Vehicle debt-related charges	44	42
Restructuring and restructuring related charge	52	17
Unrealized (gains) losses on financial instruments	2	117
(Gain) on sale of non-vehicle capital assets	—	(162)
Non-cash stock-based compensation forfeitures	(64)	—
Bankruptcy-related litigation reserve	288	—
Long-Lived Assets impairment	1,048	—
Change in fair value of Public Warrants	(325)	(163)
Other items	66	37
LTM Adjusted Corporate EBITDA	$(1,566)	$561

Supplemental Schedule V
HERTZ GLOBAL HOLDINGS, INC.
KEY METRICS CALCULATIONS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited
________________________________________________________________________________________________________________________________________________________

Global RAC

	Three Months Ended September 30,		Percent Inc/(Dec)	Nine Months Ended September 30,		Percent Inc/(Dec)
($ in millions, except where noted)	2024	2023		2024	2023
Total RPD
Revenues	$2,576	$2,703		$7,009	$7,187
Foreign currency adjustment(a)	10	13		35	32
Total Revenues - adjusted for foreign currency	$2,586	$2,716		$7,044	$7,219
Transaction Days (in thousands)	41,298	43,095		117,873	116,588
Total RPD (in dollars)	$62.63	$63.04	(1)%	$59.76	$61.92	(3)%

Total Revenue Per Unit Per Month
Total Revenues - adjusted for foreign currency	$2,586	$2,716		$7,044	$7,219
Average Rentable Vehicles (in whole units)	550,074	562,267		541,307	526,456
Total revenue per unit (in whole dollars)	$4,702	$4,831		$13,014	$13,712
Number of months in period (in whole units)	3	3		9	9
Total RPU Per Month (in whole dollars)	$1,567	$1,610	(3)%	$1,446	$1,524	(5)%

Vehicle Utilization
Transaction Days (in thousands)	41,298	43,095		117,873	116,588
Average Rentable Vehicles (in whole units)	550,074	562,267		541,307	526,456
Number of days in period (in whole units)	92	92		274	273
Available Car Days (in thousands)	50,628	51,744		148,368	143,823
Vehicle Utilization(b)	82%	83%		79%	81%

Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges, net	$937	$501		$2,941	$1,211
Foreign currency adjustment(a)	3	2		11	6
Adjusted depreciation of revenue earning vehicles and lease charges	$940	$503		$2,952	$1,217
Average Vehicles (in whole units)	583,516	590,489		569,411	552,098
Adjusted depreciation of revenue earning vehicles and lease charges divided by Average Vehicles (in whole dollars)	$1,611	$852		$5,184	$2,204
Number of months in period (in whole units)	3	3		9	9
Depreciation Per Unit Per Month (in whole dollars)	$537	$284	89%	$576	$245	NM
Note: Global RAC represents Americas RAC and International RAC segment information on a combined basis and excludes Corporate
NM - Not meaningful
(a)Based on December 31, 2023 foreign exchange rates.
(b)Calculated as Transaction Days divided by Available Car Days.

Supplemental Schedule V (continued)
HERTZ GLOBAL HOLDINGS, INC.
KEY METRICS CALCULATIONS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited
________________________________________________________________________________________________________________________________________________________

Americas RAC

	Three Months Ended September 30,		Percent Inc/(Dec)	Nine Months Ended September 30,		Percent Inc/(Dec)
($ in millions, except where noted)	2024	2023		2024	2023
Total RPD
Revenues	$2,062	$2,172		$5,729	$5,917
Foreign currency adjustment(a)	4	2		8	4
Total Revenues - adjusted for foreign currency	$2,066	$2,174		$5,737	$5,921
Transaction Days (in thousands)	32,693	34,278		95,469	94,626
Total RPD (in dollars)	$63.20	$63.45	—%	$60.09	$62.59	(4)%

Total Revenue Per Unit Per Month
Total Revenues - adjusted for foreign currency	$2,066	$2,174		$5,737	$5,921
Average Rentable Vehicles (in whole units)	432,608	442,353		434,714	422,595
Total revenue per unit (in whole dollars)	$4,776	$4,915		$13,196	$14,012
Number of months in period (in whole units)	3	3		9	9
Total RPU Per Month (in whole dollars)	$1,592	$1,638	(3)%	$1,466	$1,557	(6)%

Vehicle Utilization
Transaction Days (in thousands)	32,693	34,278		95,469	94,626
Average Rentable Vehicles (in whole units)	432,608	442,353		434,714	422,595
Number of days in period (in whole units)	92	92		274	273
Available Car Days (in thousands)	39,816	40,709		119,143	115,433
Vehicle Utilization(b)	82%	84%		80%	82%

Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges, net	$822	$414		$2,603	$1,035
Foreign currency adjustment(a)	1	1		3	2
Adjusted depreciation of revenue earning vehicles and lease charges	$823	$415		$2,606	$1,037
Average Vehicles (in whole units)	463,467	467,916		460,638	446,101
Adjusted depreciation of revenue earning vehicles and lease charges divided by Average Vehicles (in whole dollars)	$1,777	$886		$5,658	$2,325
Number of months in period (in whole units)	3	3		9	9
Depreciation Per Unit Per Month (in whole dollars)	$592	$295	100%	$629	$258	NM
NM - Not meaningful
(a)Based on December 31, 2023 foreign exchange rates.
(b)Calculated as Transaction Days divided by Available Car Days.

Supplemental Schedule V (continued)
HERTZ GLOBAL HOLDINGS, INC.
KEY METRICS CALCULATIONS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited
________________________________________________________________________________________________________________________________________________________

International RAC

	Three Months Ended September 30,		Percent Inc/(Dec)	Nine Months Ended September 30,		Percent Inc/(Dec)
($ in millions, except where noted)	2024	2023		2024	2023
Total RPD
Revenues	$514	$531		$1,280	$1,270
Foreign currency adjustment(a)	6	11		28	27
Total Revenues - adjusted for foreign currency	$520	$542		$1,308	$1,297
Transaction Days (in thousands)	8,605	8,817		22,404	21,962
Total RPD (in dollars)	$60.45	$61.47	(2)%	$58.37	$59.07	(1)%

Total Revenue Per Unit Per Month
Total Revenues - adjusted for foreign currency	$520	$542		$1,308	$1,297
Average Rentable Vehicles (in whole units)	117,466	119,914		106,593	103,861
Total revenue per unit (in whole dollars)	$4,429	$4,520		$12,269	$12,490
Number of months in period (in whole units)	3	3		9	9
Total RPU Per Month (in whole dollars)	$1,476	$1,507	(2)%	$1,363	$1,388	(2)%

Vehicle Utilization
Transaction Days (in thousands)	8,605	8,817		22,404	21,962
Average Rentable Vehicles (in whole units)	117,466	119,914		106,593	103,861
Number of days in period (in whole units)	92	92		274	273
Available Car Days (in thousands)	10,813	11,035		29,225	28,389
Vehicle Utilization (b)	80%	80%		77%	77%

Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges, net	$115	$87		$338	$176
Foreign currency adjustment(a)	2	1		8	4
Adjusted depreciation of revenue earning vehicles and lease charges	$117	$88		$346	$180
Average Vehicles (in whole units)	120,049	122,572		108,772	105,997
Adjusted depreciation of revenue earning vehicles and lease charges divided by Average Vehicles (in whole dollars)	$971	$720		$3,176	$1,696
Number of months in period (in whole units)	3	3		9	9
Depreciation Per Unit Per Month (in whole dollars)	$324	$240	35%	$353	$188	87%
NM - Not meaningful
(a)Based on December 31, 2023 foreign exchange rates.
(b)Calculated as Transaction Days divided by Available Car Days.

NON-GAAP MEASURES AND KEY METRICS
___________________________________________________________________

The term “GAAP” refers to accounting principles generally accepted in the United States. Adjusted EBITDA is the Company's segment measure of profitability and complies with GAAP when used in that context.

NON-GAAP MEASURES

Non-GAAP measures are not recognized measurements under GAAP. When evaluating the Company's operating performance or liquidity, investors should not consider non-GAAP measures in isolation of, superior to, or as a substitute for measures of the Company's financial performance as determined in accordance with GAAP.

Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share ("Adjusted EPS")

Adjusted Net Income (Loss) represents income or loss attributable to the Company as adjusted to eliminate the impact of GAAP income tax; vehicle and non-vehicle debt-related charges; restructuring and restructuring related charges; acquisition accounting-related depreciation and amortization; unrealized (gains) losses on financial instruments; change in fair value of Public Warrants and certain other miscellaneous or non-recurring items on a pre-tax basis. Adjusted Net Income (Loss) includes a provision (benefit) for income taxes derived utilizing a combined statutory rate. The combined statutory rate is management's estimate of the Company's long-term tax rate. Its most comparable GAAP measure is net income (loss) attributable to the Company.

Adjusted EPS represents Adjusted Net Income (Loss) on a per diluted share basis using the weighted-average number of diluted shares outstanding for the period. Its most comparable GAAP measure is diluted earnings (loss) per share.

Adjusted Net Income (Loss) and Adjusted EPS are important operating metrics because they allow management and investors to assess operational performance of the Company's business, exclusive of the items mentioned above that are not operational in nature or comparable to those of the Company's competitors.

Adjusted Corporate EBITDA and Adjusted Corporate EBITDA Margin

Adjusted Corporate EBITDA represents income or loss attributable to the Company as adjusted to eliminate the impact of GAAP income tax; non-vehicle depreciation and amortization; non-vehicle debt interest, net; vehicle debt-related charges; restructuring and restructuring related charges; unrealized (gains) losses on financial instruments; change in fair value of Public Warrants and certain other miscellaneous or non-recurring items.

Adjusted Corporate EBITDA Margin is calculated as the ratio of Adjusted Corporate EBITDA to total revenues.

Management uses these measures as operating performance metrics for internal monitoring and planning purposes, including the preparation of the Company's annual operating budget and monthly operating reviews, and analysis of investment decisions, profitability and performance trends. These measures enable management and investors to isolate the effects on profitability of operating metrics most meaningful to the business of renting and leasing vehicles. They also allow management and investors to assess the performance of the entire business on the same basis as its reportable segments. Adjusted Corporate EBITDA is also utilized in the determination of certain executive compensation. Its most comparable GAAP measure is net income (loss) attributable to the Company.

Adjusted operating cash flow and adjusted free cash flow

Adjusted operating cash flow represents net cash provided by operating activities net of the non-cash add back for vehicle depreciation and reserves, and exclusive of bankruptcy related payments made post emergence. Adjusted operating cash flow is an important performance measure to management and investors as it provides useful information about the amount of cash generated from operations when fully burdened by fleet costs.

Adjusted free cash flow represents adjusted operating cash flow plus the impact of net non-vehicle capital expenditures and net fleet growth after financing. Adjusted free cash flow is an important performance measure to management and investors as it provides useful information about the amount of cash available for, but not limited to, the reduction of non-vehicle debt, share repurchase and acquisition.

The most comparable GAAP measure for adjusted operating cash flow and adjusted free cash flow is net cash provided by (used in) operating activities.

Net Fleet Growth After Financing

U.S. and International Rental Car segments Fleet Growth is defined as revenue earning vehicles expenditures, net of proceeds from disposals, plus vehicle depreciation and net vehicle financing, which includes borrowings, repayments and the change in restricted cash associated with vehicles. Fleet Growth is important as it allows the Company to assess the cash flow required to support its investment in revenue earning vehicles.

Net Non-vehicle Debt

Net Non-vehicle Debt is calculated as non-vehicle debt as reported on the Company's balance sheet, excluding the impact of unamortized debt issuance costs associated with non-vehicle debt, less cash and cash equivalents. Non-vehicle debt consists of the Company's Senior Term Loans, Senior RCF, First Lien Senior Notes, Second Lien Exchangeable Notes, Senior Unsecured Notes, Promissory Notes and certain other non-vehicle indebtedness of its domestic and foreign subsidiaries. Net Non-vehicle Debt is important to management and investors as it helps measure the Company's corporate leverage. Net Non-vehicle Debt also assists in the evaluation of the Company's ability to service its non-vehicle debt without reference to the expense associated with the vehicle debt, which is collateralized by assets not available to lenders under the non-vehicle debt facilities.

Net Vehicle Debt

Net Vehicle Debt is calculated as vehicle debt as reported on the Company's balance sheet, excluding the impact of unamortized debt issue costs associated with vehicle debt, less restricted cash associated with vehicles. Restricted cash associated with vehicle debt is restricted for the purchase of revenue earning vehicles and other specified uses under the Company's vehicle debt facilities. Net Vehicle Debt is important to management, investors and ratings agencies as it helps measure the Company's leverage with respect to its vehicle assets.

Total Net Debt

Total Net Debt is calculated as total debt, excluding the impact of unamortized debt issuance costs, less total cash and cash equivalents and restricted cash associated with vehicle debt. Unamortized debt issuance costs are required to be reported as a deduction from the carrying amount of the related debt obligation under GAAP. Management believes that eliminating the effects that these costs have on debt will more accurately reflect the Company's net debt position. Total Net Debt is important to management, investors and ratings agencies as it helps measure the Company's gross leverage.

Net Corporate Leverage

Net Corporate Leverage is calculated as non-vehicle net debt divided by Adjusted Corporate EBITDA for the last twelve months. Net Corporate Leverage is important to management and investors as it measures the Company's corporate leverage net of unrestricted cash. Net Corporate Leverage also assists in the evaluation of the Company's ability to service its non-vehicle debt with reference to the generation of Adjusted Corporate EBITDA.

KEY METRICS

Available Rental Car Days

Available Rental Car Days represents Average Rentable Vehicles multiplied by the number of days in a given period.

Average Vehicles ("Fleet Capacity" or "Capacity")

Average Vehicles is determined using a simple average of the number of vehicles in the fleet whether owned or leased by the Company at the beginning and end of a given period.

Average Rentable Vehicles

Average Rentable Vehicles reflects Average Vehicles excluding vehicles for sale on the Company’s retail lots or actively in the process of being sold through other disposition channels.

Depreciation Per Unit Per Month ("Depreciation Per Unit" or "DPU")

Depreciation Per Unit Per Month represents the amount of average depreciation expense and lease charges per vehicle per month, exclusive of the impacts of foreign currency exchange rates so as not to affect the comparability of underlying trends. This metric is important to management and investors as it reflects how effectively the Company is managing the costs of its vehicles and facilitates comparisons with other participants in the vehicle rental industry.

Total Revenue Per Transaction Day ("Total RPD"or "RPD"; also referred to as "pricing")

Total RPD represents revenue generated per transaction day, excluding the impact of foreign currency exchange rates so as not to affect the comparability of underlying trends. This metric is important to management and investors as it represents a measure of changes in the underlying pricing in the vehicle rental business and encompasses the elements in vehicle rental pricing that management has the ability to control.

Total Revenue Per Unit Per Month ("Total RPU", "RPU" or "Total RPU Per Month")

Total RPU Per Month represents the amount of revenue generated per vehicle in the rental fleet each month, excluding the impact of foreign currency exchange rates so as not to affect the comparability of underlying trends. This metric is important to management and investors as it provides a measure of revenue productivity relative to the number of vehicles in our rental fleet whether owned or leased, or asset efficiency.

Transaction Days ("Days"; also referred to as "volume")

Transaction Days represents the total number of 24-hour periods, with any partial period counted as one Transaction Day, that vehicles were on rent (the period between when a rental contract is opened and closed) in a given period. Thus, it is possible for a vehicle to attain more than one Transaction Day in a 24-hour period. This metric is important to management and investors as it represents the number of revenue-generating days.

Vehicle Utilization ("Utilization")

Vehicle Utilization represents the ratio of Transaction Days to Available Rental Car Days. This metric is important to management and investors as it is the measurement of the proportion of vehicles that are being used to generate revenues relative to rentable fleet capacity.